UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 14, 2016

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

900 Third Avenue
New York, NY 10022-1010
(Address of principal executive offices)

(212) 418-0100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The following items were voted upon by stockholders at the 2016 Annual Meeting:

1. Each of the director nominees was elected Class I Director of the Company to act in accordance with the amended and restated bylaws of the Company for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2019 and until such director’s successor has been duly elected and qualified. The votes for the election of directors are set forth below:

Nominee	For	Withhold	Broker Non-Voters
William F. Cruger, Jr.	839,397,504	8,085,553	2,760,187
Christopher C. Quick	839,436,990	8,046,067	2,760,187
Vincent Viola	833,851,241	13,631,816	2,760,187

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016. The votes for the ratification of appointment of Deloitte & Touche LLP are set forth below:

For	Against	Abstain	Broker Non-Voters
849,471,347	99,020	672,877	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and
General Counsel

Dated: June 14, 2016